UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2009 rue21, inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34536	25-1311645
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

800 Commonwealth Drive, Suite 100		15086
Warrendale, Pennsylvania		(Zip Code)
(Address of principal executive offices)
(724) 776-9780
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 24, 2009, rue21, inc., a Delaware corporation (the “Company”), as borrower, and its subsidiary, r services llc, a Virginia limited liability company, as guarantor, entered into a First Amendment to Credit Agreement (the “Amendment”) with Bank of America, N.A. (“Bank of America”) as lender, administrative agent, collateral agent, swing line lender and letter of credit issuer, amending the credit agreement (the “Credit Agreement”) dated April 10, 2008, by and among the same parties. On November 24, 2009, the parties also amended the Security Agreement dated April 10, 2008, by and among rue21, inc. as lead borrower, r services llc, as guarantor, and Bank of America, N.A. as collateral agent (the “Security Agreement Amendment”), and the Intellectual Property Security Agreement dated April 10, 2008, by and between rue21, inc. as lead borrower, r services llc, as guarantor, and Bank of America, N.A. as collateral agent (the “IP Security Agreement Amendment”, and collectively with the Amendment and the Security Agreement Amendment, the “Amendments”).
     Pursuant to the terms of the Amendments, the parties agreed to, among other things, (i) increase the amount of the Revolving Credit Ceiling from $60.0 million to $85.0 million; (ii) provide an option to increase the aggregate commitment to $100.0 million at the Company’s discretion and upon the satisfaction of certain conditions; (iii) revise the definition of “Change of Control” so that it is less likely that consent of the lender will be required in connection with future changes in the Company’s capital structure; (iv) allow for the sale or issuance of equity interests in connection with a public offering; (v) allow for the sale or issuance of Company equity interests to directors, officers, employees and consultants pursuant to compensation arrangements approved by the Company’s board of directors; (vi) permit the Company to repurchase equity interest from directors, officers, employees or consultants up to certain agreed thresholds; (vii) eliminate the Company’s monthly financial reporting obligation; (viii) allow the Company to make a one-time cash payment to terminate the letter agreement by and between the Company and Apax Partners, L.P. as successor to Saunders Karp & Megrue, LLC; (ix) increase various dollar amount thresholds for triggering defaults, and (x) make a number of other technical amendments, all as more specifically set forth in the Amendments.
     The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the Amendments, attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	First Amendment to Credit Agreement by and among rue21, inc., as the Lead Borrower, r services llc, as Guarantor, and Bank of America, N.A., as Lender, Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer, dated November 24, 2009.

10.2	First Amendment to Security Agreement by and among rue21, inc., as the Lead Borrower, r services llc, as Guarantor, and Bank of America, N.A. as Collateral Agent, dated November 24, 2009.

10.3	First Amendment to Intellectual Property Security Agreement by and among rue21, inc., as the Lead Borrower, r services llc, as Guarantor, and Bank of America, N.A. as Collateral Agent, dated November 24, 2009.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

rue21, inc.
	By:	/s/ Stacy Siegal
Stacy Siegal
December 1, 2009		Corporate Counsel

EXHIBIT INDEX

10.1	First Amendment to Credit Agreement by and among rue21, inc., as the Lead Borrower, r services llc, as Guarantor, and Bank of America, N.A., as Lender, Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer, dated November 24, 2009.

10.2	First Amendment to Security Agreement by and among rue21, inc., as the Lead Borrower, r services llc, as Guarantor, and Bank of America, N.A. as Collateral Agent, dated November 24, 2009.

10.3	First Amendment to Intellectual Property Security Agreement by and among rue21, inc., as the Lead Borrower, r services llc, as Guarantor, and Bank of America, N.A. as Collateral Agent, dated November 24, 2009.